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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  May 3, 1996
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                         ALLIED CAPITAL ADVISERS, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)

         Maryland                     0-18826               52-0812307
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(State or other jurisdiction         Commission             IRS Employer
      of incorporation)             File Number)         Identification No.)


         1666 K Street, N.W., 9th Floor / Washington, D.C.  20006-2803
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         (Address of principal executive offices)           (Zip Code)

      Registrant's telephone number, including area code:  (202) 331-1112
                                                           --------------

                                (Not applicable)
                                ----------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

                 On May 3, 1996, the Registrant reached an agreement in principle with Allied Capital Commercial Corporation ("Allied Commercial"), a commercial mortgage REIT whose assets are managed by the Registrant, to revise the fee schedule under the investment management arrangement between those
entities.   As of December 31, 1995, Allied Commercial represented
approximately $298 million, or 44%, of the assets under management of the Registrant, and fees earned from managing Allied Commercial's assets represented approximately 39% of the Registrant's total revenue for the year ended December 31, 1995. The revised fee schedule applies to fees payable by Allied Commercial beginning with the quarter ended March 31, 1996, and only applies to loans originated or purchased by Allied Commercial on or after January 1, 1996. All other loans in Allied Commercial's portfolio remain subject to the existing fee schedule.

                 The revised fee schedule reflects three tiers of management fee percentages payable to the Registrant, based upon a classification of the outstanding loans (i.e., "Invested Assets") held in Allied Commercial's investment portfolio. This three-tiered schedule is intended to allow Allied Commercial to enter into new business areas. First, Allied Commercial will seek to originate or purchase high credit quality, lower interest rate loans and to be more cost competitive on these types of loans. Second, it will seek to originate or otherwise invest, on a limited basis, in loans secured by real estate with more difficult credit situations that may offer a higher return to the portfolio.

                 Class A loans, which have loan-to-value, debt service coverage, and payment history characteristics that generally are superior to those of Allied Commercial's existing loan portfolio, will incur management fees, payable quarterly in arrears, at a rate of 1.25% per annum, subject to adjustment by the Registrant to a rate of 1.00% per annum under certain circumstances.

                 Class B loans, which have credit characteristics that generally are comparable to those of the majority of loans held in Allied Commercial's existing portfolio, will incur management fees, payable quarterly in arrears, at a rate of 2.50% per annum. Most small loans fall into this category, which reflects the existing fee structure for Allied Commercial's portfolio of Invested Assets.

                 Class C loans, which have credit characteristics that generally are inferior to those of Allied Commercial's existing loan portfolio, will incur management fees, payable quarterly in arrears, at a rate of 3.50% per annum. These loans are "out of the ordinary," and therefore require more sophisticated underwriting and/or closer monitoring than the majority of Allied Commercial's existing loans. Class C loans either represent "turnaround financing" investments or have a non-performing or sub-performing payment history.

         The revised fee schedule, however, places a quarterly cap, at a rate of 2.50% per annum, on the total management fees payable to the Registrant with respect to Allied Commercial's holdings of Invested Assets.

                 Management fees payable to the Registrant with respect to Allied Commercial's holdings of cash, cash equivalents, and short-term U.S. government or agency securities and repurchase agreements collateralized thereby (i.e., "Cash and Interim Investments") are not affected by the revised fee schedule. Rather, Cash and Interim Investments will continue to incur management fees, payable quarterly in arrears, at a rate of 0.50% per annum.


                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ALLIED CAPITAL ADVISERS, INC.


Date:  May 7, 1996                  By:     /s/ Jon A. DeLuca
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                                            Jon A. DeLuca
                                            Executive Vice President
                                            and Chief Financial
                                            Officer